STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of May 5, 2010 by and among PriceSmart Exempt SRL, a Barbados corporation (“PriceSmart”), and Brisbane Trading International, Inc., a Panamanian company (“Brisbane”).  For purposes of this Agreement, each of PriceSmart and Brisbane are referred to as a “Party,” and collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, Brisbane desires to sell to PriceSmart all of Brisbane’s shares of stock of PSMT Trinidad/Tobago Limited, a Republic of Trinidad and Tobago company ("PSMT Trinidad"), and PriceSmart desires to purchase from Brisbane those shares on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.           AGREEMENT TO PURCHASE AND SELL STOCK.  Brisbane agrees to sell to PriceSmart at the Closing (as defined in Section 2), and PriceSmart agrees to purchase from Brisbane at the Closing, fifty thousand (50,000) Ordinary Shares, without nominal or par value, of PSMT Trinidad ("the "Purchased Shares") payable by PriceSmart delivering to Brisbane, at the Closing, payment of three million eight hundred thousand United States dollars (US $3,800,000).

2.           CLOSING.  The purchase and sale of the Purchased Shares will take place at the offices of PriceSmart, Inc. at 9740 Scranton Road, San Diego, CA 92121, on May 5, 2010, or at such other time and place on which PriceSmart and Brisbane mutually agree (which time and place are referred to in this Agreement as the “Closing”).

2.1           At the Closing, Brisbane will deliver to PriceSmart its Share Transfer Certificate, in the form attached hereto as Exhibit "A", properly endorsed to PriceSmart.

2.2           At the Closing, PriceSmart will deliver to Brisbane a cashiers check or wire transfer order in the total amount of three million eight hundred thousand United States dollars (US $3,800,000).

3.           REPRESENTATIONS, WARRANTIES AND COVENANTS OF BRISBANE.
BRISBANE hereby represents, warrants and covenants that:

(a) Brisbane owns exactly fifty thousand (50,000) Ordinary Shares of PSMT Trinidad, without nominal or par value, free and clear of all liens, encumbrances and any liabilities, except as may be created hereby.  Other than the Purchased Shares, Brisbane owns no additional shares of capital stock of, or any other interest in, PSMT Trinidad.  In addition, Brisbane has no options, warrants or other rights to acquire shares of capital stock of, or any other interest in, PSMT Trinidad.  Following the Closing, Brisbane will have transferred all of its right, title and interest in PSMT Trinidad to PriceSmart and will have no outstanding claims against PriceSmart or PSMT Trinidad.

(b) The execution, delivery and performance by Brisbane of this Agreement will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under: (i) any provision of Brisbane Trading International, Inc.’s certificate of incorporation or bylaws as they shall be in effect; (ii) any provision of any judgment, decree or order to which Brisbane is a party or by which it is bound; (iii) any material contract, obligation or commitment to which Brisbane is a party or by which it is bound; or (iv) any statute, rule or governmental regulation applicable to Brisbane.

4.           REPRESENTATIONS, WARRANTIES AND COVENANTS OF PRICESMART.  PriceSmart hereby represents, warrants and covenants that:

(a)  The execution, delivery and performance by PriceSmart of this Agreement will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under: (i) any provision of PriceSmart's certificate of incorporation or bylaws as they shall be in effect; (ii) any provision of any judgment, decree or order to which PriceSmart is a party or by which it is bound; (iii) any material contract, obligation or commitment to which PriceSmart is a party or by which it is bound; or (iv) any statute, rule or governmental regulation applicable to PriceSmart.

(b)  PriceSmart understands that the purchase of the Purchased Shares may involve significant risk. PriceSmart acknowledges that PriceSmart is able to fend for itself, can bear the economic risk of PriceSmart's acquisition of the Purchased Shares and has knowledge and experience in financial or business matters that PriceSmart is capable of evaluating the merits and risks of this acquisition of the Purchased Shares and protecting its own interests in connection with this investment. Following the Closing, PriceSmart will have no outstanding claims against Brisbane.

5.           MUTUAL REPRESENTATIONS AND WARRANTIES. Each of the Parties, on their own behalf, hereby agree as follows:

(a)           ORGANIZATION, GOOD STANDING AND QUALIFICATION.   PriceSmart and Brisbane International Trading, Inc. each represent and warrant that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted; and (ii) it is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b)           AUTHORIZATION.  Each Party represents and warrants that: (i) all action on its part and on the part of each of its officers, directors and stockholders, as applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all of its obligations hereunder and the transactions contemplated hereby have been taken; and (ii) this Agreement has been duly executed by its fully authorized representative and delivered by it, and constitutes a valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; and (b) the effect of rules of law governing the availability of equitable remedies.

(c)           DISCLOSURE OF INFORMATION.  Each Party represents and warrants that: (i) it has received or has had sufficient access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares; and (ii) it has had an opportunity to ask questions and receive answers from PSMT Trinidad and the other Party regarding the terms and conditions of the Purchased Shares and to obtain additional information as desired to verify any information furnished to it or to which it had access.  The foregoing, however, does not in any way limit or modify the additional representations and warranties made by such Party in this Agreement.

6. CONDITIONS TO CLOSING.

6.1           CONDITIONS TO OBLIGATIONS OF BRISBANE AT CLOSING.  The obligations of Brisbane to sell the Purchased Shares to be sold at the Closing is subject to the fulfillment to Brisbane’s satisfaction on or prior to the Closing of the following conditions, any of which may be waived by Brisbane:

(a)           REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS.  The representations and warranties made by PriceSmart in Sections 4 and 5 hereof shall be true and correct in all material respects at the date of the Closing with the same force and effect as if they had been made on and as of the date hereof.  PriceSmart shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

(b)           QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or country that are required in connection with the lawful sale of the Purchased Shares, shall have been duly obtained and shall be effective on and as of the Closing.  At the time of the Closing the sale and issuance of the Purchased Shares shall be legally permitted by all laws and regulations to which Brisbane or PriceSmart are subject.

6.2           CONDITIONS TO OBLIGATIONS OF PRICESMART AT CLOSING.  PriceSmart's obligation to purchase the Purchased Shares at the Closing is subject to the fulfillment to PriceSmart's satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by PriceSmart:

(a)           REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS.  The representations and warranties made by BRISBANE in Sections 3 and 5 hereof shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of said date and PriceSmart shall have performed and complied in all material respect with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

(b)           QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or country that are required in connection with the lawful sale of the Purchased Shares, shall have been duly obtained and shall be effective on and as of the Closing.  At the time of the Closing the sale and issuance of the Purchased Shares shall be legally permitted by all laws and regulations to which PriceSmart or Brisbane are subject.

7.           MUTUAL RELEASE OF ALL CLAIMS.

7.1           RELEASE BY PRICESMART. In consideration of the covenants set forth in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, PriceSmart, on behalf of itself and its successors, assigns and legal representatives, fully, irrevocably and unconditionally releases and discharges Brisbane, as well as its officers, directors, shareholders, agents, employees, and representatives, in their capacity as such and otherwise, including their heirs, executors and administrators, as well as related, affiliated, subsidiary, predecessor and parent companies, successors and assigns, separately and collectively, and each of them (collectively "Brisbane Releasees"), from all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages and expenses, including attorneys' fees, of any nature whatsoever, known or unknown, suspected or unsuspected (excepting only those rights and obligations arising under this Agreement), which PriceSmart ever had, now has, or may have against the Brisbane Releasees, arising from or relating, either directly or indirectly, to PSMT Trinidad as well as its affiliated companies. PriceSmart expressly waives any and all rights which it might have under Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the Creditor does not know or suspect to exist in its favor at the time of executing the Release which if known by him must have materially affected his settlement with the debtor.

Notwithstanding Section 1542 of the Civil Code of California, PriceSmart expressly agrees that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including as well those relating to unknown and unspecified actions, causes of action, claims or other proceedings, judgments, obligations, damages, or other liabilities, if any. PriceSmart acknowledges that it is aware that it may discover facts different from, or in addition to, those now known or believed to be true with respect to the claims, causes of action, and liabilities herein released, and PriceSmart nevertheless agrees that the release herein shall be and remain in all respects a complete and general release as to all matters released, notwithstanding any such known or unknown additional facts.

7.2           RELEASE BY BRISBANE. In consideration of the covenants set forth in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, Brisbane on behalf of itself and its successors, assigns and legal representatives, fully, irrevocably and unconditionally release and discharge PriceSmart, as well as its officers, directors, shareholders, agents, employees, and representatives, in their capacity as such and otherwise, including their heirs, executors and administrators, as well as related, affiliated, subsidiary, predecessor and parent companies, successors and assigns, separately and collectively, and each of them (collectively "PriceSmart Releasees"), from all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages and expenses, including attorneys' fees, of any nature whatsoever, known or unknown, suspected or unsuspected (excepting only those rights and obligations arising under this Agreement), which Brisbane ever had, now has, or may have against the PriceSmart Releasees, arising from or relating, either directly or indirectly, to PSMT Trinidad, as well as its affiliated companies. Brisbane expressly waives any and all rights which it might have under Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the Creditor does not know or suspect to exist in its favor at the time of executing the Release which if known by him must have materially affected his settlement with the debtor.

Notwithstanding Section 1542 of the Civil Code of California, Brisbane expressly agrees that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including as well those relating to unknown and unspecified actions, causes of action, claims or other proceedings, judgments, obligations, damages, or other liabilities, if any. Brisbane acknowledges that it is aware that it may discover facts different from, or in addition to, those now known or believed to be true with respect to the claims, causes of action, and liabilities herein released, and Brisbane nevertheless agrees that the release herein shall be and remain in all respects a complete and general release as to all matters released, notwithstanding any such known or unknown additional facts.

8.           MISCELLANEOUS.

8.1           SURVIVAL OF WARRANTIES.  The representations, warranties and covenants of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of PriceSmart or Brisbane, as the case may be.

8.2           SUCCESSORS AND ASSIGNS.  Neither Party shall assign or transfer any of its rights or obligations under this Agreement without the other Party’s prior written consent which shall not be unreasonably withheld. Subject to this restriction on assignment, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

8.3           GOVERNING LAW.  This Agreement shall be governed by and construed under the internal laws of the State of California, U.S.A. as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of law.

8.4           COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5           HEADINGS.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections and paragraphs shall, unless otherwise provided, refer to sections and paragraphs hereof.

8.6           NOTICES.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be mailed, telecopied, sent by overnight courier or delivered to the Party to receive such notice at the address specified on the signature page hereto or at such other address as any Party may designate by giving ten (10) days advance written notice to all other Parties.  All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the courier, or transmitted by telecopier with confirmation of transmission, respectively.

8.7           AMENDMENTS AND WAIVERS.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of PriceSmart and Brisbane.

8.8           EXPENSES.  Each of the Parties shall pay its own fees and expenses incurred in entering into this Agreement.  If any arbitration or other action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.9           SEVERABILITY.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.10           ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

8.11           FURTHER ASSURANCES.  From and after the date of this Agreement, upon the request of any of the Parties, the other Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent, objectives and purposes of this Agreement.

9.13           ARBITRATION.

9.13.1 All disputes and claims concerning the validity, interpretation, performance, termination and/or breach of this Agreement ("Dispute(s)") shall be referred for final resolution to arbitration in San Diego, California, U.S.A., under the UNCITRAL Rules ("Rules") as administered by the local chapter of the American Arbitration Association. The Parties hereby agree that arbitration hereunder shall be the Parties' exclusive remedy and the arbitration decision and award, if any, shall be final, binding upon, and enforceable against, the Parties, and may be confirmed by the judgment of a court of competent jurisdiction. In the event of any conflict between the Rules and this paragraph, the provisions of this paragraph shall govern. The arbitration proceedings shall be held in the English language.

9.13.2 Notwithstanding the above, a Party may bring court proceedings against any other Party (a) to obtain preliminary relief pending completion of arbitration, or (b) as part of litigation commenced by a third Party. For purposes of this Agreement, the Parties hereby submit to personal jurisdiction in San Diego, California.

9.13.3 The prevailing Party in any arbitration or court proceeding shall be awarded its reasonable attorneys' fees and expenses against the non-prevailing Party or Parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PriceSmart Exempt SRL                                                                             Brisbane Trading International, Inc.
a Barbados Corporation                                                                           a Panamanian Corporation

Robert M. Gans                                                                            Name:
Executive Vice President                                                             Title:

Address for Notice:                                                                           Address for Notice:
9740 Scranton Road                                                                           ______________________
San Diego, CA  92121                                                                        ______________________
Telephone: (858) 404-8813                                                                Telephone:_____________
Facsímile:  (858) 404-8828                                                                  Facsímile:______________

EXHIBIT A

TRINIDAD AND TOBAGO

SHARE TRANSFER

We, BRISBANE INTERNATIONAL TRADING, INC., of Plaza Credicorp Bank, 25th Floor, Calle 50, Panama, Rep. of Panama in consideration of the sum of three million eight hundred thousand even (US $3,800,000) paid to us by PRICESMART EXEMPT SRL, of The Ernst & Young Building, Bush Hill, Bay Street, Bridgetown, Barbados (hereinafter called the “Transferee”), on or about May 5, 2010, do hereby transfer to the Transferee FIFTY THOUSAND ORDINARY SHARES in the undertaking called PSMT TRINIDAD/TOBAGO LIMITED, to hold the same unto the Transferee its successors and assigns, subject to the several conditions on which we held the same immediately before the execution hereof.

AND we the Transferee, do hereby agree to take the said FIFTY THOUSAND ORDINARY SHARES subject to the conditions aforesaid.

AS WITNESS our hands this 5th day of May in the Year of Our Lord Two Thousand Ten.

SIGNED AND DELIVERED by
BRISBANE TRADING INTERNATIONAL, INC.
in the presence of:                _____________________                                               _____________________
Witness Signature                                                                Print Name

Signature:                                                                           _____________________
Print Name
Address:

Occupation

SIGNED AND DELIVERED by
PRICESMART EXEMPT SRL

in the presence of:                ______________________                                             _____________________
Witness Signature                                                                Print Name

Signature:                                                                                                                            _____________________
Print Name
Address:

Occupation

And

in the presence of:               ______________________                                              _____________________
Witness Signature                                                                Print Name

Signature:                                                                                                                            _____________________
Print Name
Address:

Occupation